FILED PURSUANT TO RULE 424(b)(3)
REGISTRATION NO. 333-121094
The following is text to a sticker to be attached to the front cover page of the prospectus in a manner that will not obscure the Risk Factors:
     SUPPLEMENTAL INFORMATION — The prospectus of Cole Credit Property Trust II, Inc. consists of this prospectus dated June 27, 2005, Supplement No. 1 dated October 20, 2005, Supplement No. 2 dated December 2, 2005, Supplement No. 3 dated December 23, 2005, and Supplement No. 4 dated February 1, 2006.

COLE CREDIT PROPERTY TRUST II, INC.
SUPPLEMENT NO. 4 DATED FEBRUARY 1, 2006
TO THE PROSPECTUS DATED JUNE 27, 2005
     This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated June 27, 2005, Supplement No. 1 dated October 20, 2005, Supplement No. 2 dated December 2, 2005, and Supplement No. 3 dated December 23, 2005. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
     The purpose of this supplement is to describe the following:
(1)	the status of the offering of shares in Cole Credit Property Trust II, Inc.;

(2)	the acquisition of a single-tenant, net leased commercial retail property, including a building containing approximately 74,532 rentable square feet in Macon, Georgia;

(3)	the acquisition of a single-tenant, net leased commercial retail property, including a building containing approximately 12,083 rentable square feet in Lenexa, Kansas;

(4)	the acquisition of a single-tenant, net leased commercial retail property, including a building containing approximately 14,564 rentable square feet in Enterprise, Alabama;

(5)	the acquisition of a single-tenant, net leased commercial retail property, including a building containing approximately 11,180 rentable square feet in Saco, Maine;

(6)	the acquisition of a single-tenant, net leased commercial retail property, including a building containing approximately 14,564 rentable square feet in Wauseon, Ohio;

(7)	the acquisition of a single-tenant, net leased commercial retail property, including a building containing approximately 23,942 rentable square feet in Crossville, Tennessee;

(8)	the potential acquisition of a single-tenant, net leased commercial retail property, including a building containing approximately 31,063 rentable square feet in Chandler, Arizona.
     Status of the Offering
     We commenced our initial public offering of shares of our common stock on June 27, 2005. We have accepted investors’ subscriptions received through January 20, 2006, and issued approximately 3.6 million shares of our common stock to stockholders, with gross proceeds of approximately $35.7 million distributed to us. As of December 31, 2005, we had issued approximately 2.8 million shares of our common stock to stockholders, with gross proceeds of approximately $28.3 million distributed to us. For additional information, see the “Plan of Distribution — Subscription Process” section of the prospectus beginning on page 133.
     Real Property Investments
     The section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 82 of the prospectus is supplemented by adding the following information:
     Academy Sports — Macon, Georgia
     On January 6, 2006, Cole AS Macon GA, LLC, a Delaware limited liability company (“AS Macon”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 74,532 square foot single-tenant retail building and surrounding property (the “AS Macon Property”) from Academy, LTD, (Academy) which is not affiliated with us, our subsidiaries or affiliates. The AS Macon Property was constructed in 2005 on an approximately 7.3 acre site in Macon, Georgia. The area surrounding the AS Macon Property is shared by single-family residential developments, commercial developments and vacant land.
     The purchase price of the AS Macon Property was approximately $5.6 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $4.3 million loan from Wachovia Bank, National Association (the “Lender”) secured by the AS Macon Property (the “AS Macon Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $112,000 and our advisor a finance coordination fee of approximately $36,000.
     The AS Macon Property is 100% leased to Academy subject to a net lease pursuant to which, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

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The initial annual base rent is $408,804, or $5.48 per square foot, with a 3% rental escalation beginning five years after the start of the initial lease term, and every five years thereafter for the remaining term of the lease, which expires January 31, 2026. The tenant has four options to renew the lease, each for an additional five-year term, beginning on February 1, 2026.
     Academy is a sporting goods retailer, operating over 80 stores across the southeastern United States. In determining the creditworthiness of Academy we considered a variety of factors, including historical financial information and financial performance, regional market position, and the forecasted financial performance of Academy.
     Fund Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AS Macon Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AS Macon Property. We currently have no plans for any renovations, improvements or development of the AS Macon Property. We believe the AS Macon Property is adequately insured.
     The AS Macon Loan consists of an approximately $3.5 million fixed interest rate tranche (the “AS Macon Fixed Rate Tranche”) and a $802,000 variable interest rate tranche (the “AS Macon Variable Rate Tranche”). The AS Macon Fixed Rate Tranche has a fixed interest rate of 5.69% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on January 11, 2016 (the “AS Macon Maturity Date”). The AS Macon Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 6, 2006. The AS Macon Loan is non-recourse to AS Macon and Cole OP II, but each is liable for customary non-recourse carveouts.
     The AS Macon Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the AS Macon Maturity Date and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the AS Macon Loan. Notwithstanding the prepayment limitations, AS Macon may sell the AS Macon Property to a buyer that assumes the AS Macon Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the AS Macon Property.
     In the event the AS Macon Loan is not paid off on the AS Macon Maturity Date, the AS Macon Loan includes hyperamortization provisions. The AS Macon Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the AS Macon Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the AS Macon Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the AS Macon Loan. Any remaining amount will be applied to the reduction of the principal balance of the AS Macon Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.69% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     David’s Bridal — Lenexa, Kansas
     On January 11, 2006, Cole DB Lenexa KS, LLC, a Delaware limited liability company (“DB Lenexa”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 12,083 square foot single-tenant retail building and surrounding property (the “DB Lenexa Property”) from DB-KS, LLC, which is not affiliated with us, our subsidiaries or affiliates. The DB Lenexa Property was constructed in 2005 on an approximately 1.6 acre site in Lenexa, Kansas. The area surrounding the DB Lenexa Property is shared by single-family residential and commercial developments.
     The purchase price of the DB Lenexa Property was approximately $3.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.6 million loan from the Lender secured by the DB Lenexa Property (the “DB Lenexa Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $65,000 and our advisor a finance coordination fee of approximately $18,000.
     The DB Lenexa Property is 100% leased to David’s Bridal, Inc. (“David’s Bridal”), subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The initial annual base rent of $235,200, or $19.47 per square foot, is fixed through the first five years of the lease term, with a 10% rental escalation for the last five years of the initial lease term, which expires December 31, 2015. David’s Bridal has two options to renew the lease, beginning on January 1, 2016 each for an additional five-year term with a 10% rental escalation at the beginning of each additional five-year term.
     David’s Bridal is a bridal retailer, operating over 250 stores across the United States. In determining the creditworthiness of David’s Bridal we considered a variety of factors, including historical financial information and financial performance, regional market position, and the forecasted financial performance of David’s Bridal.

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     Fund Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the DB Lenexa Property and will receive a property management fee of 2.0% of the monthly gross revenue from the DB Lenexa Property. We currently have no plans for any renovations, improvements or development of the DB Lenexa Property. We believe the DB Lenexa Property is adequately insured.
     The DB Lenexa Loan consists of an approximately $1.8 million fixed interest rate tranche (the “DB Lenexa Fixed Rate Tranche”) and an approximately $800,000 variable interest rate tranche (the “DB Lenexa Variable Rate Tranche”). The DB Lenexa Fixed Rate Tranche has a fixed interest rate of 5.86% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on January 11, 2011 (the “DB Lenexa Maturity Date”). The DB Lenexa Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 11, 2006. The DB Lenexa Loan is non-recourse to DB Lenexa and Cole OP II, but each is liable for customary non-recourse carveouts.
     The DB Lenexa Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the DB Lenexa Maturity Date and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the DB Lenexa Loan. Notwithstanding the prepayment limitations, DB Lenexa may sell the DB Lenexa Property to a buyer that assumes the DB Lenexa Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the DB Lenexa Property.
     In the event the DB Lenexa Loan is not paid off on the DB Lenexa Maturity Date, the DB Lenexa Loan includes hyperamortization provisions. The DB Lenexa Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the DB Lenexa Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the DB Lenexa Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the DB Lenexa Loan. Any remaining amount will be applied to the reduction of the principal balance of the DB Lenexa Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.86% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Rite-Aid— Enterprise, Alabama
     On January 26, 2006, Cole RA Enterprise AL, LLC, a Delaware limited liability company (“RA Enterprise”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 14,564 square foot single-tenant retail building and surrounding property (the “RA Enterprise Property”) from NOM Enterprise, LLC, which is not affiliated with us, our subsidiaries or affiliates. The RA Enterprise Property was constructed in 2005 on an approximately 2.15 acre site in Enterprise, Alabama. The area surrounding the RA Enterprise Property is shared by retail, residential and commercial developments.
     The purchase price of the RA Enterprise Property was approximately $3.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.9 million loan from the Lender secured by the RA Enterprise Property (the “RA Enterprise Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $74,000 and our advisor a finance coordination fee of approximately $20,000.
     The RA Enterprise Property is 100% leased to Harco, Inc. a wholly-owned subsidiary of Rite Aid Corporation (“Rite Aid”), which guarantees the lease. The RA Enterprise Property is subject to a net lease. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The initial annual base rent of $289,629, or $19.89 per square foot, is fixed through the initial lease term, which expires January 31, 2026. The tenant has six options to renew the lease, beginning on February 1, 2026 each for an additional five-year term with rental escalations descending in a range of 5% at the first renewal option to 4% at the final renewal option.
     Rite Aid operates over 3,300 drug stores in 28 states and Washington, DC. Rite Aid has a Standard and Poor’s credit rating of “B+” and its stock is publicly traded on the New York Stock Exchange under the symbol “RAD”.
     Fund Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Enterprise Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Enterprise Property. We currently have no plans for any renovations, improvements or development of the RA Enterprise Property. We believe the RA Enterprise Property is adequately insured.

     The RA Enterprise Loan consists of an approximately $2.0 million fixed interest rate tranche (the “RA Enterprise Fixed Rate Tranche”) and an approximately $928,000 variable interest rate tranche (the “RA Enterprise Variable Rate Tranche”). The RA Enterprise Fixed Rate Tranche has a fixed interest rate of 5.80% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on February 11, 2016 (the “RA Enterprise Maturity Date”). The RA Enterprise Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 24, 2006. The RA Enterprise Loan is non-recourse to RA Enterprise and Cole OP II, but each is liable for customary non-recourse carveouts.
     The RA Enterprise Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Enterprise Maturity Date and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Enterprise Loan. Notwithstanding the prepayment limitations, RA Enterprise may sell the RA Enterprise Property to a buyer that assumes the RA Enterprise Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the RA Enterprise Property.
     In the event the RA Enterprise Loan is not paid off on the RA Enterprise Maturity Date, the RA Enterprise Loan includes hyperamortization provisions. The RA Enterprise Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the RA Enterprise Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the RA Enterprise Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the RA Enterprise Loan. Any remaining amount will be applied to the reduction of the principal balance of the RA Enterprise Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.80% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Rite-Aid— Saco, Maine
     On January 27, 2006, Cole RA Saco ME, LLC, a Delaware limited liability company (“RA Saco”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 11,180 square foot single-tenant retail building and surrounding property (the “RA Saco Property”) from Princeton-Saco, LLC, which is not affiliated with us, our subsidiaries or affiliates. The RA Saco Property was constructed in 1997 on an approximately 2.24 acre site in Saco, Maine. The area surrounding the RA Saco Property is shared by retail and residential developments.
     The purchase price of the RA Saco Property was approximately $2.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and a $2.0 million loan from the Lender secured by the RA Saco Property (the “RA Saco Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $50,000 and our advisor a finance coordination fee of approximately $14,000.
     The RA Saco Property is 100% leased to Rite Aid of Maine, Inc., a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Saco Property is subject to a net lease. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The initial annual base rent of $210,743, or $18.85 per square foot, is fixed through the initial lease term, which expires February 28, 2017, and the first renewal option. The tenant has four options to renew the lease, beginning on March 1, 2017 each for an additional five-year term with rental escalations descending in a range of 5.8% at the second renewal option to 4.8% at the final renewal option.
     Fund Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Saco Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Saco Property. We currently have no plans for any renovations, improvements or development of the RA Saco Property. We believe the RA Saco Property is adequately insured.
     The RA Saco Loan consists of an approximately $1.4 million fixed interest rate tranche (the “RA Saco Fixed Rate Tranche”) and an approximately $625,000 variable interest rate tranche (the “RA Saco Variable Rate Tranche”). The RA Saco Fixed Rate Tranche has a fixed interest rate of 5.82% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on February 11, 2011 (the “RA Saco Maturity Date”). The RA Saco Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 27, 2006. The RA Saco Loan is non-recourse to RA Saco and Cole OP II, but each is liable for customary non-recourse carveouts.
     The RA Saco Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Saco Maturity Date and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Saco Loan. Notwithstanding the prepayment limitations, RA Saco may sell the RA Saco Property to a buyer that assumes the RA Saco Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the RA Saco Property.
     In the event the RA Saco Loan is not paid off on the RA Saco Maturity Date, the RA Saco Loan includes hyperamortization provisions. The RA Saco Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the RA Saco Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the RA Saco Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the RA Saco Loan. Any remaining amount will be applied to the reduction of the principal balance of the RA Saco Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.82% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).

     Rite-Aid— Wauseon, Ohio
     On January 26, 2006, Cole RA Wauseon OH, LLC, a Delaware limited liability company (“RA Wauseon”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 14,564 square foot single-tenant retail building and surrounding property (the “RA Wauseon Property”) from NOM Wauseon, LLC, which is not affiliated with us, our subsidiaries or affiliates. The RA Wauseon Property was constructed in 2005 on an approximately 2.09 acre site in Wauseon, Ohio. The area surrounding the RA Wauseon Property is shared by retail, residential and commercial development.
     The purchase price of the RA Wauseon Property was approximately $3.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $3.1 million loan from the Lender secured by the RA Wauseon Property (the “RA Wauseon Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $58,000 and our advisor a finance coordination fee of approximately $21,000.
     The RA Wauseon Property is 100% leased to Rite Aid of Ohio, Inc., a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Wauseon Property is subject to a net lease. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The initial annual base rent of $311,720, or $21.40 per square foot, is fixed through the initial lease term, which expires January 31, 2026. The tenant has six options to renew the lease, beginning on February 1, 2026 each for an additional five-year term with rental escalations descending in a range of 4.7% at the first renewal option to 3.7% at the final renewal option.
     Fund Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Wauseon Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Wauseon Property. We currently have no plans for any renovations, improvements or development of the RA Wauseon Property. We believe the RA Wauseon Property is adequately insured.
     The RA Wauseon Loan consists of an approximately $2.1 million fixed interest rate tranche (the “RA Wauseon Fixed Rate Tranche”) and an approximately $973,000 variable interest rate tranche (the “RA Wauseon Variable Rate Tranche”). The RA Wauseon Fixed Rate Tranche has a fixed interest rate of 5.80% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on February 11, 2016 (the “RA Wauseon Maturity Date”). The RA Wauseon Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 25, 2006. The RA Wauseon Loan is non-recourse to RA Wauseon and Cole OP II, but each is liable for customary non-recourse carveouts.
     The RA Wauseon Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Wauseon Maturity Date and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Wauseon Loan. Notwithstanding the prepayment limitations, RA Wauseon may sell the RA Wauseon Property to a buyer that assumes the RA Wauseon Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the RA Wauseon Property.
     In the event the RA Wauseon Loan is not paid off on the RA Wauseon Maturity Date, the RA Wauseon Loan includes hyperamortization provisions. The RA Wauseon Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the RA Wauseon Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the RA Wauseon Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the RA Wauseon Loan. Any remaining amount will be applied to the reduction of the principal balance of the RA Wauseon Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.80% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Staples — Crossville, Tennessee
     On January 26, 2006, Cole ST Crossville TN, LLC, a Delaware limited liability company (“ST Crossville”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 23,942 square foot single-tenant retail building and surrounding property (the “ST Crossville Property”) from William F. Graham PTRS., which is not affiliated with us, our subsidiaries or affiliates. The ST Crossville Property was constructed in 2001 on an approximately 2.31 acre site in Crossville, Tennessee. The area surrounding the ST Crossville Property is shared by retail, residential and commercial developments.
     The purchase price of the ST Crossville Property was approximately $2.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.3 million loan from the Lender secured by the ST Crossville Property (the “ST Crossville Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $58,000 and our advisor a finance coordination fee of approximately $19,000.
     The ST Crossville Property is 100% leased to Staples the Office Superstore East, Inc., (“Staples East”) a wholly-owned subsidiary of Staples, Inc., (“Staples”) subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The initial annual base rent of $221,463, or $9.25 per square foot, is fixed through the initial lease term, which expires June 30, 2016. The tenant has three options to renew the lease, beginning on July 1, 2016 each for an additional five-year term with rental escalations descending in a range of 10.8% at the first renewal option to 8.8% at the final renewal option.
Staples East operates retail office superstores. In determining the creditworthiness of Staples East we considered a variety of factors, including historical financial information and financial performance, regional market position, and the financial position of its parent, Staples. Staples operates over 1,700 office superstores in 21 countries throughout North and South America, Europe and Asia. Staples has a Standard and Poor’s credit rating of “BBB” and its stock is publicly traded on the Nasdaq Stock Market under the symbol “SPLS”.
     Fund Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the ST Crossville Property and will receive a property management fee of 2.0% of the monthly gross revenue from the ST Crossville Property. We currently have no plans for any renovations, improvements or development of the ST Crossville Property. We believe the ST Crossville Property is adequately insured.

     The ST Crossville Loan consists of an approximately $1.9 million fixed interest rate tranche (the “ST Crossville Fixed Rate Tranche”) and an approximately $435,000 variable interest rate tranche (the “ST Crossville Variable Rate Tranche”). The ST Crossville Fixed Rate Tranche has a fixed interest rate of 5.71% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on January 11, 2011 (the “ST Crossville Maturity Date”). The ST Crossville Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 11, 2006. The ST Crossville Loan is non-recourse to ST Crossville, and Cole OP II, but each is liable for customary non-recourse carveouts.
     The ST Crossville Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the ST Crossville Maturity Date and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the ST Crossville Loan. Notwithstanding the prepayment limitations, ST Crossville may sell the ST Crossville Property to a buyer that assumes the ST Crossville Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the ST Crossville Property.
     In the event the ST Crossville Loan is not paid off on the ST Crossville Maturity Date, the ST Crossville Loan includes hyperamortization provisions. The ST Crossville Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the ST Crossville Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the ST Crossville Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the ST Crossville Loan. Any remaining amount will be applied to the reduction of the principal balance of the ST Crossville Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.71% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Potential Property Investments
     Our advisor will from time to time identify certain properties for potential investment. We will supplement the prospectus to describe such properties at such time as a reasonable probability exists that the property will be acquired and the funds to be expended represent a material portion of the net proceeds of the offering. Such initial disclosure does not guarantee that we will ultimately consummate such proposed acquisition or that the information relating to the probable acquisition will not change prior to closing. The acquisition of each such property is subject to the fulfillment of a number of conditions, including obtaining sufficient funds from the sale of shares in this offering or from debt financing.
     Our advisor has identified the following properties as potential suitable investments for us. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.
     Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     We will decide whether to acquire these properties generally based upon:
•	satisfaction of the conditions to the acquisitions contained in the respective contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;
•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.
     Other properties may be identified in the future that we may acquire before or instead of these properties. We cannot make any assurances that we will consummate the transactions and actually acquire any or each of these properties, or that the information relating to the probable acquisition will not change prior to acquisition. The acquisition of each property is subject to the fulfillment of a number of conditions.

     Mountainside Fitness — Chandler, AZ
     Series D, LLC, an affiliate of our advisor, has entered into an agreement to purchase an approximately 31,063 square foot single-tenant retail building on an approximately 2.92 acre site located in Chandler, Arizona (the “MF Chandler Property”), for a gross purchase price of approximately $5.9 million, exclusive of closing costs (the “MF Chandler Agreement”). Subject to the satisfactory completion of certain conditions to closing, we expect that Series D, LLC will assign all of its rights and obligations under the MF Chandler Agreement to a wholly-owned subsidiary of Cole OP II prior to the closing of the transaction.
     The MF Chandler Property was constructed in 2001 and is 100% leased to Mountainside Fitness Centers of Ocotillo, LLC. The MF Chandler Property is subject to a net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $469,056, or $15.10 per square foot, is fixed through the first five years of the lease term, with rental escalations of 11.5% every five years over the remaining lease term, which expires July 18, 2022, and all renewal options. The tenant has two options to renew the lease, each for an additional five-year term beginning on July 19, 2022, with rental escalations of 11.5% at the beginning of the first and second lease options, respectively.
     We expect to purchase the MF Chandler Property with proceeds from our ongoing public offering.